Exhibit 99.1 Building a Leading ENT / Allergy Specialty Company Corporate Presentation O c t o b e r 1 , 2 0 1 8

Forward-Looking Statements This presentation and our accompanying remarks contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. All statements that are not historical facts are hereby identified as forward-looking statements for this purpose and include, among others, statements relating to: potential benefits of XHANCE® and our EDS platform, the Xperience program and other patient support programs; market access objectives; potential effects of INS market seasonality and XHANCE sampling on XHANCE prescriptions, market opportunities; commercial strategies; the initiation and timing of clinical trials for chronic sinusitis; and other statements regarding our future operations, financial performance, prospects, intentions, objectives and other future events. Forward-looking statements are based upon management’s current expectations and assumptions and are subject to a number of risks, uncertainties and other factors that could cause actual results and events to differ materially and adversely from those indicated by such forward-looking statements including, among others: physician and patient acceptance of XHANCE; our ability to obtain maintain and increase insurance coverage for XHANCE (market access); our ability to successfully commercialize XHANCE without the support provided by the Xperience program and other patient support programs; uncertainties and delays relating to the initiation, enrollment, completion and results of clinical trials; market opportunities for XHANCE may be smaller than we believe; and the risks, uncertainties and other factors discussed in the “Risk Factors” section and elsewhere in our most recent Form 10-K and Form 10-Q filings with the Securities and Exchange Commission – which are available at http://www.sec.gov. As a result, you are cautioned not to place undue reliance on any forward-looking statements. Any forward-looking statements made in this presentation speak only as of the date of this presentation, and we undertake no obligation to update such forward-looking statements, whether as a result of new information, future developments or otherwise. This presentation and our accompanying remarks also contain estimates, projections, market research and other data generated by independent third parties and by us concerning our industry, XHANCE, brand awareness, market access, the estimated size of markets, the prevalence of certain medical conditions and the perceptions and preferences of patients and physicians. Information that is based on estimates, projections, market research or similar methodologies is inherently subject to uncertainties and actual events and circumstances may differ materially from events and circumstances reflected in this information. You are cautioned not to give undue weight to such information. 2

Emerging Growth Company with Approved Products BUILDING A LEADING ENT / ALLERGY SPECIALTY COMPANY XHANCE® presents a significant opportunity in the ENT/Allergy market with the current indication XHANCE offers “pipeline within a product” opportunities Additional business development expected to focus on leveraging ENT/Allergy infrastructure and expertise Aim to add value from technology applications outside the ENT/Allergy market by early development and/or licensing $245 million of cash as of June 30, 2018 3

Optinose EDS Technology is a Platform for Development Therapy Pre-Clinical Phase 1 Phase 2 Phase 3 NDA Approved XHANCE® (Nasal Polyps) XHANCE® (Chronic Sinusitis) ONZETRA® Xsail® Licensed to Avanir (Migraine) Pharmaceuticals OPN-300 (Autism, Prader- Willi Syndrome) OPN-021 (Narcolepsy, Parkinson’s) 4

Chronic Rhinosinusitis (CRS) is an Attractive Market for XHANCE…with High Unmet Need

30 Million
US Adults suffer from CRS and up to 10 million of them have nasal polyps (NP)

9.75 Million
CRS patients seek physician care annually

3.5 Million
CRS patients treated by ENT/Allergy specialists

1.2 Million
NP patients treated by ENT/Allergy specialists

High Burden

- Disease persists for many years
- Significant quality of life impact (comparable to CHF, COPD, Angina)

Recognized Unmet Need

- **80% of patients** are frustrated with lack of symptom relief with standard inhaled nasal steroids (INS)
- **75% of physicians** believe INS nasal sprays do not work well because they do not sufficiently reach site of inflammation

Source: Palmer J et al . A cross-sectional population-based survey of the prevalence, disease burden, and characteristics of the US adult population with symptoms of chronic rhinosinusitis (CRS). Poster session presented at: 62nd Annual Meeting of the American Rhinologic Society; September 16-17, 2016; San Diego, CA
Optinose Market Research. Data on file.

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XHANCE: “Chronic Sinusitis” Follow-on Indication (sNDA) Met with FDA Selection of CRO First patients regarding CS and study expected to study design locations enroll in 4Q 2018 Chronic Sinusitis trial design expected to include co-primary endpoints: both an objective measure of inflammation and a subjective measure of symptom relief 6

XHANCE Launch Update

Early Launch Observations Critical Insights and Takeaways ▪ XHANCE is fulfilling its clinical promise (patient) ▪ Perception of differentiation on device and deposition has been established – can now shift communication emphasis to efficacy (physician) ▪ Payor coverage is as-expected and continues to improve (access) ▪ Xperience program succeeded in accelerating broad trial amongst patients and physicians ▪ Patient support programs are essential to address physician perceptions regarding affordability and access for XHANCE during early launch phase 8

Encouraging Feedback From Xperience Patient Survey Patient Responses Prior to Month 2 Refill Total Prior User of Prior User of Respondents Flonase / Nasonex Budesonide Rinse (N=2,733) (n=820) (N=175) Patient Satisfaction 89% 90% 90% Experience Symptom Improvement 80% 79% 68% Prefer XHANCE 77% 82% 83% Recommend XHANCE to a Friend 92% 91% 87% Use without Difficulty 95% 95% 94% Notes: In the same period that the 2,733 responses were received 402 patients declined the opportunity to respond to the survey to 9 receive a second prescription for a $0 co-pay. Patient entry into Xperience closed at the end of June, and this survey is now complete.

Success in Achieving Strong Perceived Differentiation on Device and Deposition* Device Deposition Data Optinose EDS w/Exhalation Specialty-specific detail aids Nasal Spray w/o Exhalation Phase 3 publication dissemination Communication emphasis now shifting to driving efficacy perceptions of XHANCE * Based analysis of data from a company survey of 335 target physicians, the deposition attributes of XHANCE are positively 10 differentiated, in a statistically significant manner, when compared to the deposition attributes of traditional INS and steroid rinses

Examples of Positive XHANCE Physician Feedback * “I had a patient who had been on everything and was begging for surgery. I said let’s just try XHANCE for a month. We scheduled surgery but the patient came back very happy and we cancelled the surgery.” - ENT “I had a severe patient and my goal was for the patient’s “I prescribed XHANCE for a patient three weeks prior to polyps and symptoms to not get any worse. Not only are their scheduled surgery. Due to the patient’s vacation, I they not getting worse, he is improving. This patient could pushed the surgery out another two weeks. When I went be the ‘face’ of XHANCE!” - ENT in to do the surgery, the polyps were 80% gone. I could not believe it.” - ENT *Testimonials and CT-scan reflect real life experience of those who have reported using XHANCE. However, they are individual results and results do vary. We do not claim that they are typical results that users will generally achieve. 11

XHANCE Commercial Market Access XHANCE Overall Access: September 2018 • Nationally, we believe 78% of commercial lives are currently in a plan where XHANCE is covered. 22% • We continue to focus on access with minimized hassle for 78% prescribers and patients. • We are working towards achieving “limited hassle” access Access Key to XHANCE for 75% of NDC Blocked / Not Covered commercial lives by year end Covered (Single step edit, double step edit, PA or better) 2018. Source: Third party syndicated data and internal analyses as of September 2018. Coverage is subject to change. 12

Key Focus Areas Addressed in Late August to Accelerate XHANCE Performance

1 Prioritized Patient Type within ENT / Allergy

- Taking advantage of early in-market experience with XHANCE, an updated and rigorous market analysis and segmentation was performed to define specific, readily-identifiable, patient types within ENT and Allergy where XHANCE is perceived as disproportionately beneficial vs other treatments

2 Enhanced Efficacy Communication Platform

- Inclusion of important secondary endpoints, consistent with updated FDA guidance, that communicate an interpretable and large magnitude of effect (eg, SNOT-22)
- Publication and dissemination of Phase 3 trial publications (NAVIGATE-2 and EXHANCE-12)

3 Patient Affordability and Access

- $0 co-pay for first prescription (in lieu of sample) implemented August 6th
- $30 maximum co-pay for commercial covered patients and $50 maximum co-pay for commercial uncovered patients through preferred pharmacy network implemented August 20th
- Approximately a 65% reduction in sample volume beginning ~end of July

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Patient Support Programs are Essential to Address Physician Perceptions Regarding Affordability and Access for XHANCE March through June July through mid-August Mid-August forward XPERIENCE XTENDED Patient Support ▪ $0 co-pay for initial Rx (in ▪ $0 for the first two lieu of samples) for all prescriptions patients (65% reduction in ▪ Up to $120 co-pay weekly sample volume) assistance for covered ▪ Maximum out of pocket of patients ▪ Leverage samples for initial $30/$50 for refills for ▪ Co-pay program driven by use (over 200% increase in covered/non-covered patient willingness to pay weekly sample volume) patients research ▪ $30 for first Rx for covered ▪ Decision driven by patient patients ▪ willingness to pay research Maximum out of pocket of and physician willingness $99 for covered patients to prescribe research 14

Strong Initial Breadth of XHANCE New Prescribers Cumulative Physician Trialists August Weekly New Prescribers (Through the Week Ended August 31, 2018) (Through the Week Ended August 31, 2018) 3,500 100 As of August 31, ~42% of Week out of field for 91 called physicians have 3,069 Sales Meetings to roll prescribed XHANCE out acceleration plan 3,000 with new sales 80 materials 76 72 2,500 64 61 60 2,000 1,500 40 1,000 20 500 0 0 Aug 3 Aug 10 Aug 17 Aug 24 Aug 31 Source: cumulative physician trialists based on preferred pharmacy network data under Xperience program and available retail data. 15

Impact of market seasonality, heavy sampling, and sunsetting of XPERIENCE program was absorbed in July: encouraging early signals of growth following late-August implementation of acceleration plan XHANCE Monthly TRx Volume August Weekly TRx Volume (Through August 2018) (Through August 31, 2018) +12% +28% XHANCE 3,500 3,450 3,438 1,000 Week out of field for 3,191 908 3,060 Sales Meetings to roll 900 out acceleration plan 3,000 with new sales 817 800 materials 710 2,500 700 688 2,225 608 600 2,000 500 1,500 400 1,000 300 806 200 500 100 0 0 Mar Apr May Jun Jul Aug Aug 3 Aug 10 Aug 17 Aug 24 Aug 31 Market TRx for Intranasal Steroids increased 9% Market TRx for Intranasal Steroids increased 7% From July 2018 to August 2018 from the week ended Aug. 3 to the week ended Aug. 31 16 Source Monthly prescription data from public sources and preferred pharmacy network.

Investor Relations – NASDAQ: OPTN

Analyst Coverage[1]
BMO: Gary Nachman
Jefferies: David Steinberg
Cantor Fitzgerald: William Tanner
Piper Jaffray: David Amsellem
RBC: Randall Stanicky

At 30 June 2018:

- $245 million in cash
- Long-term debt: $75 million
- 41.1 million common shares o/s
- 8.0 million options & warrants o/s

Optinose Investor Contact

Jonathan Neely, VP, Investor Relations and Business Operations
267-521-0531

investors@optinose.com

www.optinose.com

@optinose

1 - Optinose is followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding the Company's performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of Optinose or its management. Optinose does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.

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Building a Leading ENT / Allergy Specialty Company Corporate Presentation O c t o b e r 1 , 2 0 1 8